Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-70870, 333-47288, 333-108573, 333-111878 and 333-111880) and the Registration Statements on Forms S-8 (Nos. 333-89369, 333-37400, 333-40430, 333-42974, 333-43996 and 333-111543) of Internap Network Services Corporation of our report dated March 11, 2004 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 11, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

Atlanta, Georgia

March 15, 2004